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                                                                  EXHIBIT 10.12

                                FORM OF AGREEMENT
                           RESTRICTED STOCK AGREEMENT

         This Restricted Stock Agreement (the "Agreement") made this 15th day of May, 2003 by and among ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Corporation") and __________ (the "Executive").

         WHEREAS, the Corporation sponsors and maintains the Allegheny Technologies Incorporated Stock 2000 Incentive Plan (the "Incentive Plan");

         WHEREAS, on March 12, 2003, the Corporation awarded to the Executive _____ shares of restricted shares of the common stock of the Corporation, $0.10 par value per share, under the Incentive Plan subject to the terms and conditions set forth in this Restricted Stock Agreement (the "Restricted Shares"); and

         WHEREAS, the Corporation and the Executive desire to evidence the award of the Restricted Shares and the terms and conditions applicable thereto in this Restricted Stock Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, the Corporation and the Executive agree as follows:

         1. Grant of Restricted Shares. The Corporation hereby grants to the Executive, as of the date first written above the Restricted Shares, subject to the restrictions and other terms and conditions set forth herein. Simultaneously with the execution and delivery of this Agreement, the Executive shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Shares. As soon as practicable after the Date of Grant, the Corporation shall direct that a stock certificate or certificates representing the Restricted Shares be registered in the name of and issued to the Executive. Such certificate or certificates shall be held in the custody of the Corporation or its designee until the expiration of the applicable Restrictions. Upon any forfeiture, in accordance with Paragraph 4, of the Restricted Shares, the certificate or certificates representing the forfeited Restricted Shares shall be canceled.

         2. Restrictions. Executive shall have all rights and privileges of a stockholder of the Corporation with respect to the Restricted Shares, except that the following restrictions shall apply:

         (a) None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the "Restriction Period" as defined below.

         (b) The Restricted Shares are subject to forfeiture during the Restriction Period in accordance with Paragraph 4 of this Agreement.



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         (c) The certificate representing the Restricted Shares shall be held in custody of the Corporation or its designee until the expiration of the applicable Restrictions.

         (d) Any cash dividends paid with respect to the Restricted Shares shall be delivered to the Corporation and applied to the principal balance of any outstanding loan taken by the Executive in connection with the Corporation's Stock Acquisition and Retention Program (SARP). If the Executive has more than one outstanding loan in connection with SARP, cash dividends first will be applied to the principal balance on the oldest of such loans, then to any outstanding accrued interest on the oldest of such loans provided that such loan is in payment status, and then to the principal balance on the second oldest of such loans and so on. If no SARP loans are outstanding, dividends shall be paid to the Executive. The Executive shall sign the appropriate document to assign the cash dividends on the Restricted Shares to the Corporation.

         3. Term of Restriction.

         (a) Subject to the forfeiture provisions of Paragraph 4 of this Agreement, the Restrictions shall lapse upon the occurrence of the earliest of
(i) March 13, 2008, if the Executive is then an employee of the Corporation,
(ii) the end of the fiscal year of the Corporation for which the Corporation first reports positive earnings on an earnings per share basis calculated in accordance with generally accepted accounting principles or (iii) as provided in the Incentive Plan, upon death, disability or retirement of the Executive or upon a resignation for Good Reason as defined in Section 4(c) below.

         (b) The period from the Date of Grant until the lapse of all of the Restrictions with respect to the Restricted Shares is the "Restriction Period" for purposes of this Agreement.

         (c) As soon as administratively practicable following the lapse of the Restrictions without a forfeiture of the applicable Restricted Shares, and upon the satisfaction of all other applicable conditions as to such Restricted Shares, including, but not limited to, the payment by the Executive of all applicable withholding taxes, if any, the Corporation shall deliver or cause to be delivered to the Executive a certificate or certificates for the applicable Restricted Shares, which shall not be subject to the transfer restrictions set forth above.

         4. Forfeiture of Restricted Shares.

         (a) If Executive's employment with the Corporation or any direct or indirect subsidiary of the Corporation is terminated by the Corporation (or its subsidiary) for "Cause" or by the Executive other than for "Good Reasons," (i) all rights of the Executive to the Restricted Shares which remain subject to the Restrictions shall terminate immediately and be forfeited in their entirety, and
(ii) the stock certificate or certificates representing the forfeited Restricted Shares shall be canceled.



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         (b) For purposes of this Agreement, the term "Cause" shall mean a termination for any of the following reasons:

         (i) the Executive's failure to perform the material duties of his position after receipt of a written notice notifying the Executive of such failure (other than as a result of a physical or mental incapacity and excluding unsatisfactory performance despite the Executive's best efforts to perform his duties);

         (ii) the Executive's engaging in misconduct that is demonstrably injurious to the Corporation or its direct or indirect subsidiary;

         (iii) the Executive's conviction for an indictable offense (but excluding traffic violations and any other minor infractions) by a court of competent jurisdiction;

         (iv) the commission of an act of fraud against, or the misappropriation of property belonging to the Corporation or its direct or indirect subsidiary by the Executive resulting in material adverse harm the Corporation or its direct or indirect subsidiary;

         (v) the breach of fiduciary responsibility by the Executive resulting in material adverse harm the Corporation or its direct or indirect subsidiary; or

         (vi) the material breach by the Executive of any confidentiality, non-compete or proprietary information agreement between the Executive and the Corporation or its direct or indirect subsidiary.

         (c) For purposes of this Agreement, the term "Good Reasons" shall mean a resignation by the Executive of his employment with the Corporation or its direct or indirect subsidiary after the occurrence of any of the following events:

         (i) a reduction in Executive's job grade from the job grade existing on the Date of Grant without the Executive's written consent; provided, however, the parties agree that a mere change in job titles to a position not less than that consistent with his job grade shall not constitute Good Reason for a resignation;

         (ii) a relocation of Executive's principal place of employment from the Pittsburgh, Pennsylvania metropolitan area; or

         (iii) a reduction of Executive's base salary during the Restriction Period, except for across-the-board reductions in base compensation applicable to all similarly situated employees.



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         5. Legend. During the Restriction Period, the share certificate or certificates evidencing the Restricted Shares shall be endorsed with the following legend (in addition to any legend required under applicable securities laws or any agreement by which the Corporation is bound):

         THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BY AND BETWEEN ALLEGHENY TECHNOLOGIES INCORPORATED AND THE HOLDER OF THIS CERTIFICATE. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION.

         6. Withholding. The Corporation or its direct or indirect subsidiary may withhold from any cash amount payable hereunder or any other cash payments due to Executive all taxes, including social security taxes, which the Corporation or its direct or indirect subsidiary is required or otherwise authorized to withhold with respect to the Restricted Shares. Executive will be permitted to satisfy his or her tax withholding obligation by payment of cash to the Corporation or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. Fair Market Value shall be determined on the date that the Restriction Period ends and shall be defined as stated in the Administrative Rules for the SARP.

         7. Adjustments to Number of Shares. Any shares issued to Executive with respect to the Restricted Shares in the event of any change in the number of outstanding common stock of the Corporation through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be Restricted Shares subject to all the terms set forth in this Agreement.

         8. No Right to Continued Employment; Effect on Benefit Plans. This Agreement shall not confer upon Executive any right with respect to continuance of his or her employment or other relationship, nor shall it interfere in any way with the right of the Corporation or its direct or indirect subsidiary to terminate his or her employment or other relationship at any time. Income realized by Executive pursuant to this Agreement shall not be included in Executive's earnings for the purpose of any benefit plan in which Executive may be enrolled or for which Executive may become eligible unless otherwise specifically provided for in such plan.

         9. Executive Representations. In connection with the issuance of the Restricted Shares, Executive represents the following:

         (a) Executive hereby acknowledges that Executive has been informed that, with respect to the issuance of the Restricted Shares, an election may be filed by Executive with the Internal Revenue Service, within thirty (30) days of the issuance of such Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed currently on the fair market value of such Shares on



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the date of purchase. Executive acknowledges that Executive has sought the advice of Executive's own tax advisors in connection with the issuance of the Restricted Shares and the advisability of filing of such election under Section 83(b) of the Code. EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE'S SOLE RESPONSIBILITY TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) AND THAT NEITHER THE CORPORATION NOR ANY DIRECT OR INDIRECT SUBSIDIARY OF THE CORPORATION HAS ANY OBLIGATIONS WITH RESPECT THERETO.

         (b) Executive has reviewed with Executive's own tax advisors, the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. Executive is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Executive understands that Executive (and not the Corporation) shall be responsible for Executive's own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.

         (c) Executive has received, read and understood this Agreement and the Incentive Plan and agrees to abide by and be bound by their respective terms and conditions.

         10. Miscellaneous.

         (a) Governing Law. This Agreement shall be governed and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without regard to such Commonwealth's principles of conflicts of laws.

         (b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation without the consent of all parties hereto.

         (c) Entire Agreement; Amendment. This Agreement contain the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended or modified without the written consent of the Corporation and Executive

         (d) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document.



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         IN WITNESS WHEREOF, the parties have executed this Restricted Shares
Agreement as of the date first written above.

                                    ALLEGHENY TECHNOLOGIES INCORPORATED


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    EXECUTIVE


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